EXHIBIT 5.1

                           Oscar D. Folger Law Offices
                                 521 5th Avenue
                               New York, NY 10175

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

November 15, 2005

Re: Alliance Distributors Holding Inc. Form SB-2/A Registration Statement File #
    333-128892

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form SB-2/A (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Alliance Distributors Holding Inc., a Delaware corporation (the "Company") with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing, we are of the opinion that the 48,597,113 shares (comprising 40,116,340 shares of common stock, 6,416,677 shares issuable on conversion of Series A Convertible Non Redeemable Preferred Stock ("Series A Preferred Shares"), and 2,064,096 shares issuable on the exercise of warrants ("Warrants")) of Common Stock of the Company that are being offered by the selling security holders have been duly authorized and are, or upon issuance on conversion or exercise of the Series A Preferred Shares and the Warrants, respectively, each in accordance with their terms, will be, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,



/s/ Oscar Folger